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                                                                    EXHIBIT 99.1

                                      PROXY

                              NORTH SIDE STATE BANK

                         SPECIAL MEETING OF SHAREHOLDERS
                        to be held _______________, 2007

                      THIS REVOCABLE PROXY IS SOLICITED BY
                 THE BOARD OF DIRECTORS OF NORTH SIDE STATE BANK

     The undersigned shareholder of North Side State Bank, a Wyoming banking corporation ("the "Bank"), hereby appoints ________________________ to serve as proxy. If the undersigned does not fill in the blank to appoint a specific individual as proxy, then the Chairman of the meeting will appoint a shareholder in attendance at the meeting to serve as proxy. Either such proxy will have full power to act alone and with full power of substitution and revocation, as a proxy of the undersigned to attend the special meeting of shareholders of the Bank to be held at the offices of the Bank located at 601 North Front Street, Rock Springs, Wyoming on _______________________, 2007 at ________ p.m. local time, and any adjournment or postponement thereof, and to vote all of the shares of common stock, par value $100.00 per share, that the undersigned would be entitled to vote if personally present upon the following item and to vote according to their discretion on any other matter which may properly be presented for action at said meeting or any adjournment or postponement thereof:

1. APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. The approval and adoption of the Plan and Agreement of Merger, dated January 22, 2007, by and among the Bank, Glacier Bancorp, Inc. and 1st Bank, as described in the Proxy Statement, dated ________________, 2007.

     [ ] For   [ ] Against   [ ] Abstain

     The undersigned hereby ratifies and confirms all that said Proxies, or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement accompanying it.

     This Proxy will be voted as specified by you above, or if no choice is specified, this Proxy will be voted "For" the proposal set forth above.

     Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please provide full corporate name and name and capacity of the authorized officer signing on behalf of such corporation. If a partnership, please provide partnership name and name and capacity of the person signing on behalf of such partnership.

Dated: _________________________, 2007


                                        Signature:
                                                   -----------------------------


                                        Signature:
                                                   -----------------------------
                                                   (If held jointly)

SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.